UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 29, 2016

SeaSpine Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	001- 36905	47-3251758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5770 Armada Drive, Carlsbad, California		92008
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (760) 727-8399
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2016 Base Salary Increases and 2015 Bonuses
On February 29, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of SeaSpine Holdings Corporation (the “Company”) approved base salary increases for 2016 for the Company’s named executive officers (“Officers”), effective as of March 7, 2016:

Name and Title	2016 Base Salary
Keith Valentine, Chief Executive Officer	$515,000
John J. Bostjancic, Chief Financial Officer	$334,750
John J. Winge, Vice President, Sales	$308,651

Adoption of Annual Incentive Program
Also on February 29, 2016, the Committee established a new annual incentive program (the “Annual Incentive Program”) under the Company’s 2015 Incentive Award Plan (the “2015 Plan”). The Annual Incentive Program provides annual bonus opportunities for the Officers and other members of the Company’s senior leadership team designated as participants by the Committee. The methodology for determining annual bonuses under the Annual Incentive Program plan is designed to motivate and reward participants for their contributions to the Company, based on corporate and/or individual performance.
Target bonuses under the Annual Incentive Program for the Officers for 2016 will be as follows: Mr. Valentine, 85% of base salary; Mr. Bostjancic, 50% of base salary; and Mr. Winge, 40% of base salary.
Under the Annual Incentive Program, a portion of a participant’s annual bonus will be tied to corporate goals established at the beginning of each fiscal year by the Committee, with the relative weightings between those goals also approved by the Committee. A portion of a participant’s annual bonus will also be determined in the discretion of the Committee based on the participant’s individual performance and such other factors as the Committee deems appropriate. The payout level for each executive’s annual bonus under the Annual Incentive Program will range between 0% and 200% of target. For 2016, 75% of each participant’s annual bonus will be determined based on achievement relative to corporate objectives and 25% will be determined based on individual performance. The three measures of corporate performance to be utilized for 2016 are revenues, year-end liquidity and new product launches.
A participant must generally remain employed through the date of payment of his orher annual bonus under the Annual Incentive Program in order to remain eligible to receive such bonus.
The Company expects to adopt a similar bonus program under the Annual Incentive Program and the 2015 Plan for future fiscal years, which will reward achievement at specified levels of corporate and/or individual performance and will contain target and maximum bonuses consistent with those disclosed above. Corporate performance will be measured against corporate goals based on the performance criteria identified above or the other performance criteria described in the 2015 Plan.
A copy of the Annual Incentive Program is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the Annual Incentive Program is qualified in its entirety by reference to the full text of the Annual Incentive Program.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit Description
10.1	Annual Incentive Program under the SeaSpine Holdings Corporation 2015 Incentive Award Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaSpine Holdings Corporation

By:	/s/ Patrick Keran
Name: Patrick Keran
Title: Vice President, General Counsel
Date: March 1, 2016

Exhibit Index

Exhibit No.	Exhibit Description
10.1	Annual Incentive Program under the SeaSpine Holdings Corporation 2015 Incentive Award Plan.